Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2024 FOURTH QUARTER AND FULL YEAR RESULTS

ACHIEVED RECORD REVENUES FOR YEAR

ATLANTA, (March 3, 2025) -- Crawford & Company® (NYSE: CRD-A and CRD-B) today announced its financial results for the fourth quarter and year ended December 31, 2024.

Revenues before reimbursements increased 17% to $347.3 million in the 2024 fourth quarter from $296.1 million in the 2023 fourth quarter. Fourth quarter net income was $5.7 million, or $0.11 per diluted share for CRD-A and $0.12 for CRD-B, compared to a loss of $(0.8) million, or $(0.02) per diluted share for CRD-A and CRD-B in the prior year quarter.

Revenues before reimbursements increased 2% to a new annual record of $1.293 billion in 2024 from $1.267 billion in 2023. Full year 2024 net income was $26.6 million, or $0.53 per diluted share for CRD-A and $0.54 for CRD-B, compared to $30.6 million, or $0.61 per diluted share for CRD-A and $0.62 for CRD-B in 2023.

GAAP Consolidated Results
	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2024	2023	Change	2024	2023	Change
Revenues before reimbursements	$347.3	$296.1	17%	$1,292.5	$1,267.1	2%
Net income (loss) attributable to shareholders	5.7	(0.8)	813%	26.6	30.6	-13%
Diluted earnings (loss) per share CRD-A	0.11	(0.02)	650%	0.53	0.61	-13%
Diluted earnings (loss) per share CRD-B	0.12	(0.02)	700%	0.54	0.62	-13%

Non-GAAP Consolidated Results
	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2024	2023	Change	2024	2023	Change
Revenues before reimbursements on constant dollar basis	$344.9	$296.1	16%	$1,293.3	$1,267.1	2%
Consolidated adjusted operating earnings	18.7	7.8	140%	74.7	85.4	-13%
Consolidated adjusted EBITDA	27.9	15.7	78%	108.7	118.7	-8%
Non-GAAP net income attributable to shareholders	9.7	3.3	194%	39.4	47.0	-16%
Non-GAAP diluted earnings per share CRD-A	0.19	0.06	217%	0.79	0.95	-17%
Non-GAAP diluted earnings per share CRD-B	0.19	0.07	171%	0.80	0.95	-16%

Mr. Rohit Verma, president and chief executive officer of Crawford & Company, commented, "Our fourth quarter performance delivered a strong close to 2024, reflecting revenue growth across all business lines and margin expansion in our North America Loss Adjusting, International Operations and Platform Solutions segments. As we expected, after a relatively quiet year, we saw increased claims activity during the fourth quarter in the aftermath of Hurricanes Helene and Milton, which represented the first meaningful increase in outsourced claims activity since the third quarter of 2023. Broadspire continued the momentum it has driven all year, resulting in revenue growth in the quarter and its second consecutive year of record annual revenue. International made solid progress, with several key markets contributing to the segment’s revenue growth and margin improvement.”

Mr. Verma continued, “As we move through 2025, we remain committed to delivering operational excellence, investing in our people, improving our technology, and embracing innovation to enhance the customer experience across all our offerings. Our ability to develop and maintain longstanding client relationships drives our success and positions us as a key partner in periods of both benign and extreme weather. We appreciate the dedication of our employees and the confidence of our clients, which enable us to maintain our market leadership.”

Segment Results for the Fourth Quarter and Full Year

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $79.4 million in the 2024 fourth quarter, increasing 14.0% from $69.7 million in the 2023 fourth quarter.

The segment had operating earnings of $3.4 million in the 2024 fourth quarter, increasing from $0.8 million in the 2023 fourth quarter. The operating margin was 4.2% in the 2024 quarter increasing from 1.1% in the 2023 quarter driven by increased revenues in U.S. Global Technical Services and Field Operations compared to the prior year quarter due to increased weather-related activity from Hurricanes Helene and Milton.

North America Loss Adjusting revenues before reimbursements were $312.2 million in 2024, increasing 2.8% from $303.6 million in 2023.

The segment had operating earnings of $18.2 million in 2024, decreasing from $23.2 million in 2023. The operating margin was 5.8% in 2024 and 7.6% in 2023. The decrease in operating earnings was primarily due to the decrease in revenues in Canada and U.S. Field Operations and reduced staff utilization related to the higher weather-related activity in the prior year.

International Operations

International Operations revenues before reimbursements were $112.5 million in the 2024 fourth quarter, up 15.8% from $97.2 million in the 2023 fourth quarter. Absent foreign exchange rate increases of $2.9 million, revenues would have been $109.6 million for the 2024 fourth quarter.

Operating earnings were $8.5 million in the 2024 fourth quarter, increasing from $2.2 million in the 2023 period. The segment’s operating margin for the 2024 quarter increased to 7.5% compared with 2.3% in the 2023 quarter driven by revenue growth in the U.K and Europe.

International Operations revenues before reimbursements were $418.6 million in 2024, up 9.5% from $382.4 million in 2023. Absent foreign exchange rate increases of $0.5 million, revenues would have been $418.1 million for 2024.

Operating earnings were $21.0 million in 2024, improving from $11.2 million in 2023. The segment’s operating margin for 2024 increased to 5.0% compared with 2.9% in 2023 driven by revenue growth in the U.K., Europe, Asia, and Latin America.

Broadspire

Broadspire segment revenues before reimbursements were $97.7 million in the 2024 fourth quarter, increasing 6.0% from $92.1 million in the 2023 quarter.

Broadspire operating earnings were $10.1 million in the 2024 fourth quarter, representing an operating margin of 10.4%, decreasing from $12.3 million, or 13.3% of revenues, in the 2023 fourth quarter. The decrease was primarily driven by higher self-insurance costs and increased staffing levels.

Broadspire segment revenues before reimbursements were a new annual record of $388.1 million in 2024, increasing 9.1% from $355.7 million in 2023.

Broadspire operating earnings were $52.4 million in 2024, representing an operating margin of 13.5%, increasing from $41.9 million, or 11.8% of revenues in 2023 driven by an increase in revenues resulting from new client programs, increased medical management usage, and pricing improvements.

Platform Solutions

Platform Solutions revenues before reimbursements were $57.6 million in the 2024 fourth quarter, up 55.1% from $37.2 million in the 2023 quarter.

Operating earnings were $4.8 million in the 2024 fourth quarter, increasing from $1.9 million in the 2023 period. The segment’s operating margin for the 2024 quarter was 8.2% as compared with 5.2% in the 2023 quarter resulting from increased weather-related activity from Hurricanes Helene and Milton.

Platform Solutions revenues before reimbursements were $173.7 million in 2024, down (23.0)% from $225.5 million in 2023.

Operating earnings were $11.2 million in 2024, decreasing from $28.5 million in the 2023 period. The segment’s operating margin for 2024 was 6.4% as compared with 12.7% in 2023 due to a reduction in revenues in our Networks service line due to higher weather-related activity in the prior year resulting in a decreased need for staff augmentation services in 2024 and lower Contractor Connection revenues.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $8.0 million in the 2024 fourth quarter, compared with $9.4 million in the 2023 period. The decrease in the fourth quarter was primarily due to a $1.2 million decrease in self-insurance costs and a $0.9 million decrease in professional fees, partially offset by a $0.7 million increase in unallocated compensation.

Unallocated corporate costs were $28.1 million in 2024, compared with $19.4 million in 2023. The increase in 2024 was due to a $3.3 million increase in professional fees, $3.0 million increase in unallocated compensation, and a $2.4 million increase in self-insurance costs.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses (“SG&A”) increased $3.7 million, or 4.9%, in the three months ended December 31, 2024 as compared with the 2023 period. The increase was primarily due to increased self-insurance costs and compensation.

SG&A increased $13.2 million, or 4.6%, in 2024 as compared with 2023. The increase was primarily due to higher professional fees and IT costs, partially offset by the benefit from contingent earnout adjustments.

Other Matters

The Company recognized pretax contingent earnout adjustments totaling expenses of $0.4 million and $0.9 million in the 2024 fourth quarter and comparable 2023 period, respectively, related to the fair value adjustment of earnout liabilities arising from recent acquisitions. The Company recognized a contingent earnout benefit of $(1.1) million in 2024, compared with an expense of $4.0 million in 2023. These adjustments, which are not a component of operating earnings, are based on changes to projections of acquired entities over the respective earnout periods, which span multiple years.

The Company recognized non-service pension costs of $2.5 million in the 2024 fourth quarter compared with $2.2 million in the 2023 period. Non-service pension costs totaled $9.8 million in 2024 compared to $8.6 million in 2023. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan is frozen and the U.K. plans are closed to new participants.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of December 31, 2024, totaled $55.4 million, compared with $58.4 million at December 31, 2023. The Company’s total debt outstanding as of December 31, 2024, totaled $218.1 million, compared with $209.1 million at December 31, 2023.

The Company’s operations provided $51.6 million of cash during 2024, compared with $103.8 million provided in 2023. The decrease in cash provided by operating activities was primarily due to a $48.0 million decrease in the change in billed and unbilled accounts receivable and lower earnings.

The Company made no contributions to its U.S. defined benefit pension plan and $2.9 million in contributions to its U.K. plans for 2024, compared with no contributions to the U.S. plan and $2.4 million to the U.K. plans in 2023.

During 2024 and 2023, the Company did not repurchase any shares of CRD-A. In 2024, the Company repurchased 409,610 shares of CRD-B at an average per share cost of $9.44, compared to 293,952 shares of CRD-B repurchased at an average per share cost of $9.30 in 2023. The total cost of share repurchases during 2024 was $3.9 million.

Conference Call

As previously announced, Crawford & Company will host a conference call on March 4, 2025 at 8:30 a.m. Eastern Time to discuss its fourth quarter and full year 2024 results. The conference call can be accessed live by dialing 1-800-549-8228 and using Conference ID 03099. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through April 4, 2025. You may dial 1-888-660-6264 and use passcode 03099# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, non-service pension costs and credits, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, non-service pension costs and credits, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, and non-service pension costs and credits are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs and credits represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Year Ended
(in thousands)		December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$213,400	61.4%	$176,087	59.5%	$783,024	60.6%	$788,364	62.2%
U.K.	GBP	44,417	12.8%	37,214	12.6%	168,357	13.0%	143,353	11.3%
Canada	CAD	21,363	6.2%	22,882	7.7%	90,879	7.0%	96,374	7.6%
Australia	AUD	23,481	6.8%	20,692	7.0%	88,988	6.9%	89,479	7.1%
Europe	EUR	16,304	4.7%	14,545	4.9%	62,110	4.8%	57,513	4.5%
Rest of World	Various	28,289	8.1%	24,701	8.3%	99,152	7.7%	92,048	7.3%
Total Revenues, before reimbursements		$347,254	100.0%	$296,121	100.0%	$1,292,510	100.0%	$1,267,131	100.0%

Following is a reconciliation of consolidated operating earnings to net income (loss) attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating earnings:
North America Loss Adjusting	$3,366	$752	$18,173	$23,185
International Operations	8,473	2,207	21,001	11,181
Broadspire	10,132	12,266	52,429	41,873
Platform Solutions	4,756	1,946	11,173	28,541
Unallocated corporate and shared costs, net	(8,001)	(9,421)	(28,066)	(19,419)
Consolidated operating earnings	18,726	7,750	74,710	85,361
(Deduct) add:
Net corporate interest expense	(4,328)	(3,772)	(16,862)	(17,036)
Stock option expense	(80)	(112)	(574)	(552)
Amortization expense	(1,841)	(1,926)	(7,497)	(7,790)
Non-service pension costs	(2,451)	(2,165)	(9,764)	(8,601)
Contingent earnout adjustments	(448)	(925)	1,099	(4,025)
Income tax (provision) benefit	(3,717)	161	(14,583)	(17,097)
Net (income) loss attributable to noncontrolling interests	(139)	171	67	349
Net income (loss) attributable to shareholders of Crawford & Company	$5,722	$(818)	$26,596	$30,609

Following is a reconciliation of net income (loss) attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss) attributable to shareholders of Crawford & Company	$5,722	$(818)	$26,596	$30,609
Add (Deduct):
Depreciation and amortization	9,238	8,386	36,195	35,742
Stock-based compensation	1,949	1,420	5,768	5,603
Net corporate interest expense	4,328	3,772	16,862	17,036
Non-service pension costs	2,451	2,165	9,764	8,601
Contingent earnout adjustments	448	925	(1,099)	4,025
Income tax provision (benefit)	3,717	(161)	14,583	17,097
Non-GAAP adjusted EBITDA	$27,853	$15,689	$108,669	$118,713

Following is a reconciliation of operating cash flow to free cash flow for the twelve months ended December 31, 2024 and 2023:

Twelve Months Ended
(in thousands)	December 31, 2024	December 31, 2023	Change
Net Cash Provided by Operating Activities	$51,619	$103,790	$(52,171)
Less:
Property & Equipment Purchases, net	(6,210)	(4,890)	(1,320)
Capitalized Software (internal and external costs)	(35,437)	(31,706)	(3,731)
Free Cash Flow	$9,972	$67,194	$(57,222)

Non-GAAP consolidated results for 2024 and 2023 exclude the non-cash, after-tax adjustments for amortization of intangible assets, non-service-related pension costs, and contingent earnout adjustment.

Following are the reconciliations of GAAP Pretax Earnings (Loss), Net Income (Loss) and Earnings (Loss) Per Share to related non-GAAP Adjusted figures, which reflect each of 2024 and 2023 before amortization of intangible assets, non-service related pension costs and contingent earnout adjustments:

Three Months Ended December 31, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share(1)
GAAP	$9,578	$5,722	$0.11	$0.12
Adjustments:
Amortization of intangible assets	1,841	1,561	0.03	0.03
Non-service related pension costs	2,451	1,917	0.04	0.04
Contingent earnout adjustments	448	450	0.01	0.01
Non-GAAP Adjusted	$14,318	$9,650	$0.19	$0.19

Three Months Ended December 31, 2023
(in thousands)	Pretax (loss) earnings	Net (loss) income attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share	Diluted (loss) earnings per CRD-B share(1)
GAAP	$(1,150)	$(818)	$(0.02)	$(0.02)
Adjustments:
Amortization of intangible assets	1,926	1,623	0.03	0.03
Non-service related pension costs	2,165	1,614	0.03	0.03
Contingent earnout adjustments	925	849	0.02	0.02
Non-GAAP Adjusted	$3,866	$3,268	$0.06	$0.07

Year Ended December 31, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$41,112	$26,596	$0.53	$0.54
Adjustments:
Amortization of intangible assets	7,497	6,368	0.13	0.13
Contingent earnout adjustments	(1,099)	(1,155)	(0.02)	(0.02)
Non-service related pension costs	9,764	7,631	0.15	0.15
Non-GAAP Adjusted	$57,274	$39,440	$0.79	$0.80

Year Ended December 31, 2023
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share
GAAP	$47,357	$30,609	$0.61	$0.62
Adjustments:
Amortization of intangible assets	7,790	6,662	0.13	0.13
Contingent earnout adjustments	4,025	3,352	0.07	0.07
Non-service related pension costs	8,601	6,396	0.13	0.13
Non-GAAP Adjusted	$67,773	$47,019	$0.95	$0.95

(1) Sum of reconciling items may differ from total due to rounding of individual components.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	29,937	29,213	29,783	29,039
Class B Common Stock	19,161	19,653	19,332	19,796
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,695	29,213	30,404	29,799
Class B Common Stock	19,161	19,653	19,332	19,796

Non-GAAP (1)
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,695	30,218	30,404	29,799
Class B Common Stock	19,161	19,653	19,332	19,796

(1) The Company had a net loss for GAAP reporting during the three months ended December 31, 2023, resulting in no additional dilutive securities added to the basic weighted average shares in calculating diluted weighted average shares for GAAP reporting as their impact would be anti-dilutive. As the Company has Non-GAAP positive net income for the twelve months ended December 31, 2023, these dilutive securities were added back to calculate Non-GAAP earnings per share.

Further information regarding the Company’s operating results for the three and twelve months ended December 31, 2024, financial position as of December 31, 2024, and cash flows for the twelve months ended December 31, 2024 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2024	2023	% Change

Revenues:
Revenues Before Reimbursements	$347,254	$296,121	17%
Reimbursements	11,064	13,044	(15)%
Total Revenues	358,318	309,165	16%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	252,352	216,981	16%
Reimbursements	11,064	13,044	(15)%
Total Costs of Services	263,416	230,025	15%

Selling, General, and Administrative Expenses	78,548	74,877	5%
Corporate Interest Expense, Net	4,328	3,772	15%
Total Costs and Expenses	346,292	308,674	12%

Other Loss, Net	(2,448)	(1,641)	49%

Income (Loss) Before Income Taxes	9,578	(1,150)	933%
Provision (Benefit) for Income Taxes	3,717	(161)	2409%

Net Income (Loss)	5,861	(989)	693%

Net (Income) Loss Attributable to Noncontrolling Interests	(139)	171	(181)%

Net Income (Loss) Attributable to Shareholders of Crawford & Company	$5,722	$(818)	800%

Earnings (Loss) Per Share - Basic:
Class A Common Stock	$0.12	$(0.02)	700%
Class B Common Stock	$0.12	$(0.02)	700%

Earnings (Loss) Per Share - Diluted:
Class A Common Stock	$0.11	$(0.02)	650%
Class B Common Stock	$0.12	$(0.02)	700%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—
Class B Common Stock	$0.07	$0.07	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2024	2023	% Change

Revenues:
Revenues Before Reimbursements	$1,292,510	$1,267,131	2%
Reimbursements	48,460	49,788	(3)%
Total Revenues	1,340,970	1,316,919	2%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	924,963	908,059	2%
Reimbursements	48,460	49,788	(3)%
Total Costs of Services	973,423	957,847	2%

Selling, General, and Administrative Expenses	299,664	286,506	5%
Corporate Interest Expense, Net	16,862	17,036	(1)%
Total Costs and Expenses	1,289,949	1,261,389	2%

Other Loss, Net	(9,909)	(8,173)	21%

Income Before Income Taxes	41,112	47,357	(13)%
Provision for Income Taxes	14,583	17,097	(15)%

Net Income	26,529	30,260	(12)%

Net Loss Attributable to Noncontrolling Interests	67	349	(81)%

Net Income Attributable to Shareholders of Crawford & Company	$26,596	$30,609	(13)%

Earnings Per Share - Basic:
Class A Common Stock	$0.54	$0.63	(14)%
Class B Common Stock	$0.54	$0.63	(14)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.53	$0.61	(13)%
Class B Common Stock	$0.54	$0.62	(13)%

Cash Dividends Per Share:
Class A Common Stock	$0.28	$0.26	8%
Class B Common Stock	$0.28	$0.26	8%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2024 and December 31, 2023

Unaudited

(In Thousands, Except Par Values)

	December 31,	December 31,
	2024	2023
ASSETS

Current Assets:
Cash and Cash Equivalents	$55,412	$58,363
Accounts Receivable, Net	142,064	131,362
Unbilled Revenues, at Estimated Billable Amounts	131,080	116,611
Income Taxes Receivable	5,337	4,842
Prepaid Expenses and Other Current Assets	40,334	58,168
Total Current Assets	374,227	369,346

Net Property and Equipment	20,554	22,742

Other Assets:
Operating Lease Right-of-Use Asset, Net	78,808	88,615
Goodwill	76,368	76,724
Intangible Assets Arising from Business Acquisitions, Net	74,545	81,786
Capitalized Software Costs, Net	111,854	96,770
Deferred Income Tax Assets	25,305	26,247
Other Noncurrent Assets	42,094	36,969
Total Other Assets	408,974	407,111

Total Assets	$803,755	$799,199

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$17,822	$14,813
Accounts Payable	50,605	45,107
Accrued Compensation and Related Costs	101,371	97,842
Self-Insured Risks	27,813	33,238
Income Taxes Payable	3,343	6,130
Operating Lease Liability	24,541	24,351
Other Accrued Liabilities	38,103	42,271
Deferred Revenues	36,129	35,540
Total Current Liabilities	299,727	299,292

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	200,315	194,335
Operating Lease Liability	66,811	78,029
Deferred Revenues	23,556	24,871
Accrued Pension Liabilities	21,084	24,006
Other Noncurrent Liabilities	36,711	38,835
Total Noncurrent Liabilities	348,477	360,076

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,124	29,525
Class B Common Stock, $1.00 Par Value	19,145	19,555
Additional Paid-in Capital	87,118	82,589
Retained Earnings	237,948	228,564
Accumulated Other Comprehensive Loss	(217,125)	(218,615)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	157,210	141,618
Noncontrolling Interests	(1,659)	(1,787)
Total Shareholders’ Investment	155,551	139,831

Total Liabilities and Shareholders’ Investment	$803,755	$799,199

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended December 31,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change

Revenues Before Reimbursements	$79,434	$69,684	14.0%	$112,491	$97,152	15.8%	$97,680	$92,123	6.0%	$57,649	$37,162	55.1%

Direct Compensation, Fringe Benefits & Non-Employee Labor	58,951	52,224	12.9%	73,271	66,382	10.4%	60,185	55,802	7.9%	40,476	23,563	71.8%

% of Revenues Before Reimbursements	74.2%	74.9%		65.1%	68.3%		61.6%	60.6%		70.2%	63.4%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	17,117	16,708	2.4%	30,747	28,563	7.6%	27,363	24,055	13.8%	12,417	11,653	6.6%

% of Revenues Before Reimbursements	21.5%	24.0%		27.3%	29.4%		28.0%	26.1%		21.5%	31.4%

Total Operating Expenses	76,068	68,932	10.4%	104,018	94,945	9.6%	87,548	79,857	9.6%	52,893	35,216	50.2%

Operating Earnings (1)	$3,366	$752	347.6%	$8,473	$2,207	283.9%	$10,132	$12,266	(17.4)%	$4,756	$1,946	144.4%

% of Revenues Before Reimbursements	4.2%	1.1%		7.5%	2.3%		10.4%	13.3%		8.2%	5.2%

Twelve Months Ended December 31,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change

Revenues Before Reimbursements	$312,158	$303,629	2.8%	$418,607	$382,393	9.5%	$388,074	$355,650	9.1%	$173,671	$225,459	(23.0)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	226,181	214,642	5.4%	273,692	256,560	6.7%	235,284	217,253	8.3%	111,786	147,801	(24.4)%

% of Revenues Before Reimbursements	72.5%	70.7%		65.4%	67.1%		60.6%	61.1%		64.4%	65.6%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	67,804	65,802	3.0%	123,914	114,652	8.1%	100,361	96,524	4.0%	50,712	49,117	3.2%

% of Revenues Before Reimbursements	21.7%	21.7%		29.6%	30.0%		25.9%	27.1%		29.2%	21.8%

Total Operating Expenses	293,985	280,444	4.8%	397,606	371,212	7.1%	335,645	313,777	7.0%	162,498	196,918	(17.5)%

Operating Earnings (1)	$18,173	$23,185	(21.6)%	$21,001	$11,181	87.8%	$52,429	$41,873	25.2%	$11,173	$28,541	(60.9)%

% of Revenues Before Reimbursements	5.8%	7.6%		5.0%	2.9%		13.5%	11.8%		6.4%	12.7%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, non-service pension costs and credits, contingent earnout adjustments, and certain unallocated corporate and shared costs and credits. See page 5 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31, 2024 and December 31, 2023

Unaudited

(In Thousands)

	2024	2023
Cash Flows From Operating Activities:
Net income	$26,529	$30,260
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	36,195	35,742
Deferred income taxes	(2,534)	(12,279)
Stock-based compensation	5,768	5,603
Loss on sale of property and equipment	102	646
Contingent earnout adjustments	(1,099)	4,025
Changes in operating assets and liabilities:
Accounts receivable, net	(10,741)	11,663
Unbilled revenues, net	(13,691)	11,879
Accrued or prepaid income taxes	(2,140)	13,063
Accounts payable and accrued liabilities	6,916	(2,822)
Deferred revenues	(1,443)	5,913
Accrued retirement costs	8,312	7,174
Prepaid expenses and other operating activities	(555)	(7,077)
Net cash provided by operating activities	51,619	103,790

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(6,210)	(4,890)
Capitalization of computer software costs	(35,437)	(31,706)
Net cash used in investing activities	(41,647)	(36,596)

Cash Flows From Financing Activities:
Cash dividends paid	(13,755)	(12,701)
Repurchases of common stock	(3,867)	(2,731)
Increases in short-term and revolving credit facility borrowings	70,197	37,578
Payments on short-term and revolving credit facility borrowings	(61,576)	(69,066)
Payments of contingent consideration on acquisitions	(3,348)	(7,060)
Other financing activities	(513)	(700)
Net cash used in financing activities	(12,862)	(54,680)

Effects of exchange rate changes on cash and cash equivalents	(326)	386
(Decrease) increase in cash, cash equivalents, and restricted cash(1)	(3,216)	12,900
Cash, cash equivalents, and restricted cash at beginning of year(1)	59,545	46,645
Cash, cash equivalents, and restricted cash at end of period(1)	$56,329	$59,545

(1)The 2024 amounts include beginning restricted cash of $1,182 at December 31, 2023, and ending restricted cash of $917 at December 31, 2024, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.